UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2005

TELECOMM SALES NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1167966	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Skye Source, LLC,
8621 Gleneagles Drive
Raleigh, NC 27613
(Address of Principal Executive Offices/Zip Code)

(919) 846-3990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement dated as of October 31, 2005 (the “Agreement”) by and between Telecomm Sales Network, Inc. (the “Company”) and MV Nanotech Corp., a Texas corporation (“MV Nanotech”), the Company issued and sold to MV Nanotech 3,230,000 shares (the “Shares”) of the Company’s restricted common stock, par value $0.0001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase up to an additional 4,000,000 shares of Common Stock (collectively, the “Securities”). The Warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. Pursuant to the Agreement, MV Nanotech paid the Company $80,750 for the Securities, of which $40,375 was paid in cash with the remainder paid pursuant to a non-interest bearing promissory note in the principal amount of $40,375, payable on or before December 31, 2005. The source of funds was MV Nanotech’s available funds.

Immediately after the acquisition of the Securities, MV Nanotech will be the beneficial owner of approximately 44% of the issued and outstanding shares of Common Stock. Pursuant to the terms and conditions of the Agreement, in the event that the Company is not able to complete a financing transaction which, among other conditions, results in gross proceeds of at least $8.5 million by December 31, 2005 (the “Financing Condition”), the Company will have the right to repurchase the Securities from MV Nanotech for a purchase price of $60,000. Immediately following the above described transaction, the business of the Company will not change. The Company is, however, currently negotiating a transaction with a company engaged in applying nano technology to the disinfectant and sterilization markets. No assurance can be given when, if ever, such transaction will occur and/or the terms thereof.

The Securities were issued to MV Nanotech in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Act, without the payment of discounts or commissions to any person.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOMM SALES NETWORK, INC.
/s/ William G. Sarine
Date: November 3, 2005	By:	William G. Sarine, President

Exhibit Index

Exhibit Number	Description
99.1	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc.

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